                                                                       EXHIBIT 1

                                                                  EXECUTION COPY

                                  $135,000,000

                            NATIONAL RURAL UTILITIES
                         COOPERATIVE FINANCE CORPORATION

                        5.95% Subordinated Notes due 2045
                (Subordinated Deferrable Interest Notes Due 2045)

                             Underwriting Agreement

                                                                February 9, 2005

UBS SECURITIES LLC
As Representative of the several
Underwriters named on Schedule I hereto
In care of UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901

Dear Sirs:

            National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the "Company"), proposes to issue $135,000,000 principal amount of its 5.95% Subordinated Notes due 2045 (Subordinated Deferrable Interest Notes Due 2045) (the "Securities"), to be issued under and secured by an Indenture dated as of October 15, 1996, between the Company and U.S. Bank Trust National Association, as successor trustee (the "Trustee"). Such Indenture, as it may be amended from time to time, is hereinafter called the "Indenture". The Securities are more fully described in the Registration Statement and in the Prospectus hereinafter mentioned. The Securities will be issued in fully registered form only, in denominations of $25 and any integral multiple thereof.

            You have advised us (i) that you and the other firms and corporations named in Schedule I attached hereto (you and such firms and corporations being hereinafter called the Underwriters, which term shall also include any underwriter substituted as provided in Section 11 hereof), acting severally and not jointly, are willing to purchase, on the terms and conditions hereinafter set forth, the respective principal amounts of the Securities, aggregating

$135,000,000 principal amount thereof, specified in such Schedule I, and (ii) that you are authorized, on behalf of yourselves and the other Underwriters, to enter into this Agreement.

            1. Certain Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as follows:

            (a) Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission (the "Commission") Registration Statements Nos. 333-98523 and 333-115248, for the registration under the Securities Act of 1933 (the "Securities Act"), of the Securities (including a prospectus relating thereto) and may have filed one or more amendments thereto (including one or more amended or supplemental prospectuses) and such registration statements and any such amendment have become effective. A prospectus supplement relating to the Securities, including a prospectus (together, the "Prospectus"), has been prepared and will be filed pursuant to Rule 424 under the Securities Act. The Company will not file any other amendment of such registration statements or such Prospectus or any supplement to such Prospectus on or after the date of this Agreement and prior to the date and time of delivery of and payment for the Securities referred to in Section 3 hereof (the "Closing Date"), except with your approval. Such registration statements, including financial statements and exhibits, each at the time it became effective, are hereinafter called the "Registration Statement". Any reference in this Agreement to the Prospectus as amended or supplemented shall include, without limitation, any prospectus filed with the Commission pursuant to Rule 424 of the Commission under the Securities Act which amends or supplements the Prospectus. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
      Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act"), on or before the effective date of the Registration Statement or the date of such Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the

      Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the date of any Prospectus, as the case may be, and deemed to be incorporated therein by reference.

            (b) Accuracy of Registration Statement. At all times subsequent to the date of this Agreement up to and including the Closing Date, and when any post-effective amendment thereof shall become effective, the Registration Statement (and the Registration Statement as amended if any post-effective amendment thereof shall have become effective) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, at all times subsequent to the date of this Agreement up to and including the Closing Date, the Prospectus (and the Prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) will fully comply with the provisions of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this paragraph
      (b) shall apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (the "Trust Indenture Act"), of the Trustee or (ii) statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

            (c) Accountants. The accountants who have certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are independent with respect to the Company and registered as required by the Securities Act and rules and regulations of the Commission thereunder.

            (d) Due Incorporation. The Company has been duly incorporated and is now, and on the Closing Date will be, a validly existing cooperative association in good standing under the laws of the District of Columbia, duly qualified and in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires it to be qualified (or the failure to be so qualified will not have a material adverse effect upon the business or condition of the Company), and the Company has the corporate power and holds all valid permits and other required authorizations from governmental authorities necessary to carry on its business as now conducted and as to be conducted on the Closing Date and as contemplated by the Prospectus.

            (e) Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth therein, there has not been any material adverse change in the condition, financial or other, or the results of operations of the Company, whether or not arising from transactions in the ordinary course of business.

            (f) Litigation. On the date hereof, except as set forth in the Prospectus, the Company does not have any litigation pending of a character which in the opinion of counsel for the Company referred to in
      Section 10(c) hereof could result in a judgment or decree having a material adverse effect on the condition, financial or other, or the results of operations of the Company.

            (g) Legality. On the Closing Date, the Securities will be duly and validly authorized, and no further authorization, consent or approval of the members and no further authorization or approval of the Board of Directors of the Company or any committee thereof will be required for the issuance and sale of the Securities as contemplated herein; and neither such issuance or sale of the Securities nor the consummation of any other of the transactions herein contemplated will result in a breach by the Company of any terms of, or constitute a default under, any other agreement or undertaking of the Company.

            (h) No Stop Order. The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto).

            (i) Regulation. The Company is not required to be registered as an investment company under the Investment Company Act of 1940 and is not subject to regulation under the Public Utility Holding Company Act of 1935.

            (j) New York Stock Exchange Listing. The Securities are expected to be authorized for listing on the New York Stock Exchange, Inc., within a 30-day period after the initial delivery of the Securities.

            2. Agreement to Purchase. Subject to the terms and conditions and upon the representations and warranties herein set forth, the Company agrees to sell to you and the other Underwriters, severally and not jointly, and you and such other Underwriters, severally and not jointly, agree to purchase from the Company, at $24.2125 per Security, plus accrued interest, if any, to the Closing Date, the respective principal amounts of the Securities set forth opposite the names of the respective Underwriters in Schedule I hereto, aggregating $135,000,000 principal amount thereof; provided, however, that with respect to sales to certain institutional purchasers (the "Institutional Purchasers"), the purchase price shall be $24.50 per Security, plus accrued interest, if any, to the Closing Date. The Representative confirms to the Company that for this purpose, the number of Securities sold to Institutional Purchasers shall be 1,735,000, with a result that the aggregate purchase price to the Company shall be $131,246,312.50.

            3. Closing. Delivery of and payment for the Securities shall be made at the office of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York, 10005, at 9:30 a.m., New York City time, on February 16, 2005, or such later date (not later than February 23, 2005) as you, as Representative of the Underwriters, shall designate, which date and time may be postponed by agreement between you, as such Representative, and the Company or as provided in Section 11 hereof. Delivery of the Securities shall be made to you, for the respective accounts of the several Underwriters, against payment by the several Underwriters through you of the purchase price thereof, to or upon the order of the Company by certified or official bank check or checks payable, or wire transfers, in immediately available funds. The Securities shall be delivered in global form through the facilities of The Depository Trust Company.

            4. Prospectuses. The Company has caused to be delivered to you, as Representative of the Underwriters, copies of and has consented to the use of such copies for the purposes permitted by the Securities Act. The Company agrees to deliver to you, as Representative of the Underwriters, without charge, from time to time during such period as in the opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as you, as Representative of the Underwriters, may reasonably request. If, at any time during the period in which the Company is required to deliver copies of the Prospectus, as provided in this Section 4, any event known to the Company relating to or affecting the Company shall occur which should be set forth in an amendment of or supplement to the Prospectus in order to make the statements in the Prospectus not misleading in the light of the circumstances at the time it is delivered to the purchaser, or it shall be necessary to amend or supplement the Prospectus to comply with law or with the rules and regulations of the Commission, the Company, at its expense, will forthwith prepare and furnish to you for distribution to the Underwriters and dealers a reasonable number of copies of an amendment or amendments of or a supplement or supplements to the Prospectus which will so amend or supplement the Prospectus that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, and will comply with law and with such rules and regulations. The Company authorizes the Underwriters and all dealers effecting sales of the Securities to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Securities in accordance with applicable provisions of the Securities Act and the applicable rules and regulations thereunder for the period during which the Company is required to deliver copies of the Prospectus as provided in this Section 4.

            5. Commission Proceedings as to Registration Statement. The Company agrees to advise you promptly, as Representative of the Underwriters, and to confirm such advice in writing, (a) when any post-effective amendment of the Registration Statement shall have become effective and when any further amendment of or supplement to the Prospectus shall be filed with the Commission,
(b) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for additional information and (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company will use every reasonable effort to prevent the issuance of such a stop order and, if any such order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

            6. Blue Sky. The Company will diligently endeavor, when and as requested by you, to qualify the Securities, or such portion thereof as you may request, for offering and sale under the securities or blue sky laws of any jurisdictions which you shall designate.

            7. Earnings Statement. The Company agrees to make generally available to its security holders, in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder, an earnings statement of the Company (which need not be audited) in reasonable detail and covering a period of at least twelve months beginning after the effective date of the Registration Statement.

            8. Expenses. The Company agrees to pay all fees and expenses in connection with (a) the preparation, printing and filing of the Registration Statement (including all exhibits to the Registration Statement), the Prospectus and any amendments thereof and supplements thereto, and the furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment),
(b) the issuance of the Securities, (c) the rating of the Securities by rating agencies, (d) the delivery of the Securities to you in New York City for the respective accounts of the several Underwriters and (e) the qualifying of the Securities as provided in Section 6 hereof and the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate (including fees and disbursements of counsel for the Underwriters in connection therewith).

            9. Indemnities.

            (a) By the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse the Underwriters and such controlling persons, as incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), if used within the period during which the Underwriters are authorized to use the Prospectus as provided in Section 4 hereof, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 12 or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, or was contained in that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee; provided, further, that, with respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, the Prospectus, the indemnity agreement contained in this Section 9(a) with respect to the Prospectus shall not inure to the benefit of any Underwriter (or the benefit of its directors or officers or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities which are the subject thereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments thereof or supplements thereto which shall have been furnished to you, as Representative of the Underwriters, or to such Underwriter prior to the time of the below-written confirmation), excluding the documents incorporated therein by reference, at or prior to the written confirmation of the sale of such Securities to such person in any case where delivery of the Prospectus is required under the Securities Act and the rules and regulations of the Commission thereunder and any untrue statement or alleged untrue statement or omission or alleged omission was corrected in the Prospectus (or the Prospectus as amended or supplemented).

            (b) By the Underwriters. Each Underwriter agrees, severally and not jointly, in the manner and to the same extent as set forth in Section 9(a) hereof, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, the directors of the Company and those officers of the Company who shall have signed the Registration Statement, with respect to any statement in or omission from the Registration Statement or any post-effective amendment thereof or the Prospectus (as amended or supplemented, if so amended or supplemented), if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 12 or otherwise furnished in writing to the Company through you on behalf of such Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto.

            (c) General. Each indemnified party will, within ten days after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this
      Section 9, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this Section 9 or otherwise. Except as provided in the next succeeding sentence, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice in writing from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there are material legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

            (d) Contribution. If the indemnification provided for in this
      Section 9 shall for any reason be unavailable to an indemnified party under Section 9(a) or 9(b) hereof in respect of any loss, claim, damage or liability or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause
      (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

            (e) Survival of Indemnities. The respective indemnity and contribution agreements of the Company and the Underwriters contained in this Section 9, and the representations and warranties of the Company set forth in Section 1 hereof, shall remain operative and in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any Underwriter or any such controlling person or the Company or any such controlling person, director or officer, and shall survive the delivery of the Securities, and any successor of any Underwriter or of any such controlling person or of the Company, and any legal representative of any such controlling person, director or officer, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

            10. Conditions to Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company contained in Section 1 hereof, as of the date hereof and as of the Closing Date, and to the following further conditions:

            (a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the

      Registration Statement or qualification of the Indenture shall be in effect on the Closing Date, and no proceedings for the issuance of such an order shall be pending or, to the knowledge of the Company or you, threatened by the Commission on the Closing Date.

            (b) Opinion of Counsel for the Underwriters. You, as Representative of the Underwriters, shall have received from Cravath, Swaine & Moore LLP an opinion and letter, each dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the form of the Registration Statement and of the Prospectus (other than the financial statements and other information of a statistical, accounting or financial nature included therein) and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (c) Opinion of Counsel for the Company. The Company shall have furnished to you, as Representative of the Underwriters, on the Closing Date, the opinion, addressed to the Underwriters and dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, which opinion shall be satisfactory in form and scope to counsel for the Underwriters, to the following effect:

            (i) the Company has been duly incorporated and is validly existing as a cooperative association in good standing under the laws of the District of Columbia with corporate power to conduct its business as described in the Registration Statement;

            (ii) the issuance and sale of the Securities by the Company pursuant to this Agreement have been duly and validly authorized by all necessary corporate action; and no authorization, consent, order or approval of, or filing or registration with, or exemption by, any government or public body or authority (including, without limitation, the Rural Utilities Service) of the United States or of the State of New York or any department or subdivision thereof or to the best of such counsel's knowledge any court, other than such as may be required under State securities or blue sky laws and other than registration of the Securities under the Securities Act and qualification of the Indenture under the Trust Indenture Act, is required for the validity of the Securities or for the issuance, sale and delivery of the Securities by the Company pursuant to this Agreement or for the execution and delivery of this Agreement by the Company;

            (iii) the Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, constitutes an instrument valid and binding on the Company and enforceable in accordance with its terms;

            (iv) the Securities are in the forms provided for in the Indenture, and, assuming due execution of the Securities on behalf of the Company and authentication thereof by the Trustee, the Securities constitute valid and binding obligations of the Company enforceable in accordance with their terms and are entitled to the benefits of the Indenture;

            (v) this Agreement has been duly authorized, executed and delivered by the Company and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company or any indenture, deed of trust, note, note agreement or other agreement or instrument known to such counsel, after due inquiry, to which the Company is a party or by which the Company or any of its properties is bound or affected;

            (vi) the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement;

            (vii) the Registration Statement (and any post-effective amendment thereof) has become and is effective under the Securities Act and the Securities have become registered under the Securities Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated, and the Registration Statement (and any post-effective amendment thereof), the Prospectus and each amendment thereof or supplement thereof (except for the financial statements and other financial data included therein as to which such counsel need express no opinion) when they became effective or were filed with the Securities and Exchange Commission complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations issued thereunder;

            (viii) based upon such counsel's participation in the preparation of the Registration Statement, the Prospectus and documents incorporated by reference therein, such counsel's discussions with certain officers and employees of the Company, such counsel's conferences with representatives of the Company's independent Certified Public Accountants and such counsel's representation of the Company, and while such counsel does not pass on or assume any responsibility for the accuracy, completeness or fairness thereof, nothing has come to such counsel's attention that causes it to believe that either the Registration Statement (or any post-effective amendment thereof), as of the date it became effective, or the Prospectus and each supplement thereto, as of the date thereof and as of the Closing Date (except in each case for the tax-related disclosure and the financial or statistical data included therein, as to which such counsel expresses no view), contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company required to be disclosed in the Registration Statement or Prospectus and which is not disclosed therein;

            (ix) the Company is not required to be registered as an investment company under the Investment Company Act of 1940;

            (x) the Company is not subject to regulation under the Public Utility Holding Company Act of 1935; and

            (xi) the Company is not a public utility as defined in the Federal Power Act and is not a natural gas company as defined in the Natural Gas Act.

            In addition, the opinion of Milbank, Tweed, Hadley & McCloy LLP shall address in form and scope satisfactory to counsel for the Underwriters, with respect to (i) the disclosure contained in the Prospectus under the caption "U.S. Income Taxation" insofar as such disclosure describes or summarizes matters of U.S. tax law or constitutes conclusions of U.S. tax law and (ii) the treatment of the Securities as debt instruments for U.S. Federal income tax purposes.

            The foregoing opinion may contain qualifications to the effect that, insofar as such opinion relates to the enforceability of the Securities and the Indenture, the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. In addition, the Company's obligations and the rights and remedies of the Trustee and the holders of the Securities may be subject to possible limitations on the exercise of remedial or procedural provisions contained in the Indenture (provided that such limitations do not, in the opinion of such counsel, make inadequate the remedies afforded thereby for the practical realization of the substantive benefits provided for in the Securities and the Indenture).

            In rendering the foregoing opinion, Milbank, Tweed, Hadley & McCloy LLP may rely as to matters of the law of the District of Columbia upon the opinion of John Jay List, Esq., General Counsel of the Company, addressed to the Underwriters and dated the Closing Date, satisfactory in form and scope to counsel for the Underwriters. If Milbank, Tweed, Hadley & McCloy LLP shall so rely upon the opinion of John Jay List, Esq., (i) copies of the opinion so relied upon shall be delivered to you, as Representative of the Underwriters, and to counsel for the Underwriters and (ii) the opinion required by this Section 10(c) shall also state that Milbank, Tweed, Hadley & McCloy LLP has made an independent investigation of the matters in its opinion covered by the opinion so relied upon and that the Underwriters are justified in relying upon such opinion.

            (d) Accountants' Letters. Ernst & Young LLP and Deloitte & Touche LLP each shall have furnished to you, as Representative of the Underwriters, at or prior to the Closing Date, a letter, addressed to the Underwriters and dated the Closing Date, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you, as Representative of the Underwriters, concurrently with the execution of this Agreement and confirming in all material respects the conclusions and findings set forth in such prior letter or, if no such letter shall have been delivered to you, the conclusions and findings of such firm, in form and substance satisfactory to you, as Representative of the Underwriters, with respect to such financial information and other matters as you, as Representative of the Underwriters, shall reasonably request.

            (e) Officer's Certificate. You shall have received, on the Closing Date, a certificate of the Company dated the Closing Date, signed on its behalf by the President, the Governor or a Vice President of the Company, to the effect that the signer of such certificate has examined the Registration Statement and the Prospectus and that (i) in his opinion, as of the effective date of the Registration Statement, the Registration Statement did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) since the effective date of the Registration Statement no event has occurred which should have been set forth in an amendment or supplement to the Prospectus but which has not been so set forth, (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or other, or earnings of the Company, whether or not arising from transactions in the ordinary course of business, other than changes which the Registration Statement and the Prospectus indicate might occur after the effective date of the Registration Statement, (iv) the Company has no material contingent obligations which are required to be disclosed in the Registration Statement and the Prospectus and are not disclosed therein, (v) no stop order suspending the effectiveness of the Registration Statement is in effect on the Closing Date and no proceedings for the issuance of such an order have been taken or to the knowledge of the Company are contemplated by the Commission at or prior to the Closing Date, (vi) there are no material legal proceedings to which the Company is a party or of which property of the Company is the subject which are required to be disclosed and which are not disclosed in the Registration Statement and the Prospectus,

      (vii) there are no material contracts to which the Company is a party which are required to be disclosed and which are not disclosed in the Registration Statement or the Prospectus and (viii) the representations and warranties of the Company herein are true and correct as of the Closing Date.

            (f) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (exclusive of any amendment or supplement so incorporated after the date hereof), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the members' equity or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, member's equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

            (g) On or after the date hereof: (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (h) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities of the Company or generally on The New York Stock Exchange;

      (ii) a banking moratorium on commercial banking activities in New York declared by Federal or state authorities; (iii) any outbreak of hostilities involving the United States, any escalation of hostilities involving the United States, any attack on the United States or any act of terrorism in which the United States is involved, (iv) any major disruption in the settlement of securities in the United States or any other relevant jurisdiction or a declaration of a national emergency or war by the United States or (v) such a material adverse change in general economic, political or financial conditions domestically or internationally (or the effect of international conditions on the financial markets in the United States or the effect of conditions in the United States on the international financial markets shall be such) the effect of which, in any such case described in clause (iii) or (iv), is, in your judgment, to make it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

            (i) Miscellaneous. The Company shall have taken, on or prior to the Closing Date, all other action, if any, which it is stated in the Registration Statement (or any post-effective amendment thereof) or the Prospectus (as amended or supplemented, if so amended or supplemented) that the Company will take prior to or concurrently with the issuance and delivery of the Securities, and all agreements herein contained to be performed on the part of the Company on or prior to the Closing Date shall have been so performed.

            (j) Other Documents. The Company shall have furnished to you and to Cravath, Swaine & Moore LLP, counsel for the Underwriters, such further certificates and documents as you or they may have reasonably requested prior to the Closing Date.

If any of the conditions specified in this Section 10 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by you, as Representative of the Underwriters. Notice of such cancelation shall be given to the Company in writing, or by telegraph, telephone or telex confirmed in writing.

            11. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse on the Closing Date to purchase and pay for the Securities which it or they have agreed to purchase hereunder, then (a) if the aggregate principal amount of the Securities which the defaulting Underwriter or Underwriters so agreed to purchase shall not exceed $13,500,000, the nondefaulting Underwriters shall be obligated to purchase the Securities from the Company, in proportion to their respective obligations hereunder and upon the terms herein set forth, or (b) if the aggregate principal amount of the Securities which the defaulting Underwriter or Underwriters so agreed to purchase shall exceed $13,500,000, either you, as Representative of the Underwriters, or the Company shall have the right at any time prior to 9:30 a.m., New York City time, on the next business day after the Closing Date to procure one or more of the other Underwriters, or any others, to purchase such Securities from the Company, in such amounts as may be agreed upon and upon the terms herein set forth. If within such specified time neither you, as such representative, nor the Company shall have procured such other Underwriters or any others to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or of the Company. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 11, the Closing Date may be postponed for such period, not exceeding seven days, as you, as such Representative, shall determine in order that any required changes in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken or termination of this Agreement under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            12. Information Furnished by Underwriters. The Company acknowledges that (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the paragraph related to offering price, concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids, in each case under the heading

"Underwriting" in the prospectus supplement portion of the Prospectus, and the last paragraph under the heading "Plan of Distribution" in the Prospectus, constitute the only information furnished in writing by you, on behalf of the Underwriters, for inclusion therein, and you, as Representative of the Underwriters, confirm that such statements are correct.

            13. Termination. This Agreement shall be subject to termination by you, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time any of the events described in Sections 10(f), 10(g) or 10(h) occurs.

            14. Miscellaneous.

            (a) Except as otherwise expressly provided in this Agreement, (i) whenever notice is required by all the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company at its office, Woodland Park, 2201 Cooperative Way, Herndon, Virginia 20171, attention of the Governor, and (ii) whenever notice is required by the provisions of this Agreement to be given to you, as Representative of the Underwriters or of any of them, such notice shall be in writing addressed to you care of UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention: Fixed Income Syndicate (with a copy to the office of the General Counsel).

            (b) The Company agrees to furnish to you and to Cravath, Swaine & Moore LLP, without charge, a signed copy of the Registration Statement and each amendment thereof, including all financial statements and all exhibits thereto (except such financial statements and exhibits as are incorporated therein by reference and which shall have been previously furnished to you), and to furnish to each of the other Underwriters, without charge, a copy of the Registration Statement and each amendment thereof, including all financial statements (except such financial statements as are incorporated therein by reference) but without exhibits.

            (c) This Agreement is made solely for the benefit of the several Underwriters and the Company and their respective successors and assigns, and, to the extent provided in Section 9 hereof, any controlling person referred to in such Section 9 and the directors of the Company and those officers of the Company who shall have signed the Registration Statement, and their respective legal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such purchaser, from any of the Underwriters of the Securities.

            (d) If this Agreement shall be canceled or terminated by the Underwriters on any of the grounds referred to or specified in Section 10 hereof or because of any failure or refusal on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters severally for all their out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the subject matter of this Agreement.

            (e) The term "business day" as used in this Agreement shall mean any day on which the New York Stock Exchange, Inc., is open for trading.

            (f) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

            (g) Section headings have been inserted in this Agreement as a matter of convenience of reference only and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

            Please confirm that you are acting on behalf of yourself and the other several Underwriters and that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                        Very truly yours,

                                        NATIONAL RURAL UTILITIES
                                        COOPERATIVE FINANCE
                                        CORPORATION,

                                          by     /s/ STEVEN L. LILLY
                                             -----------------------------------
                                               Name: Steven L. Lilly
                                               Title: Sr. Vice President &
                                               Chief Financial Officer

Acting on behalf of ourselves and the other several Underwriters named in
Schedule I attached to the foregoing letter, we hereby confirm as of the date hereof that such letter correctly sets forth the agreement between the Company and the several Underwriters:

UBS SECURITIES LLC,

by  /s/ JOHN DOHERTY
    ----------------------------
    Name: John Doherty
    Title: Executive Director

by  /s/ SPENCER HAIMES
    ----------------------------
    Name: Spencer Haimes
    Title: Director

                                   SCHEDULE I

                  Underwriting Agreement dated February 9, 2005

                            NATIONAL RURAL UTILITIES
                         COOPERATIVE FINANCE CORPORATION

                        5.95% Subordinated Notes due 2045
                (Subordinated Deferrable Interest Notes Due 2045)


                                                                                  Principal Amount of
                                                                                      Securities
                                                                                         to be
Underwriter                                                                           Purchased(1)
-----------                                                                       -------------------
UBS Securities LLC..............................................................     $32,900,000
Lehman Brothers Inc.............................................................      32,887,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated..............................      32,887,500
ABN AMRO Incorporated...........................................................       5,400,000
Banc of America Securities LLC..................................................       5,400,000
J.P. Morgan Securities Inc......................................................       5,400,000
A.G. Edwards & Sons, Inc........................................................         875,000
Charles Schwab & Co.............................................................         875,000
Comerica, Inc...................................................................         875,000
Calyon Securities (USA) Inc.....................................................         875,000
Credit Suisse First Boston LLC..................................................         875,000
RBC Dain Rauscher Inc...........................................................         875,000
Daiwa Securities SMBC Europe....................................................         875,000
Deutsche Bank Securities Inc....................................................         875,000
Fifth Third Securities, Inc.....................................................         875,000
Greenwich Capital Markets, Inc..................................................         875,000
Harris Nesbitt Corp. ...........................................................         875,000
H&R Block Financial Advisors....................................................         875,000
HSBC Securities (USA) Inc.......................................................         875,000
Janney Montgomery Scott LLC.....................................................         875,000
J.J.B. Hilliard, W.L. Lyons, Inc................................................         875,000
KeyBanc Capital Markets, a division of McDonald Investments Inc. ...............         875,000
Legg Mason Wood Walker, Inc.....................................................         875,000
Mesirow Financial Inc...........................................................         875,000
Piper Jaffray & Co..............................................................         875,000
Stifel, Nicolaus & Company Incorporated.........................................         875,000
SunTrust Capital Markets, Inc...................................................         875,000
TD Waterhouse Investor Services, Inc............................................         875,000

-------------
      (1) The Underwriters' purchase price shall be $24.2125 per Security, plus accrued interest, if any, to the Closing Date; provided, however, that with respect to sales to Institutional Purchasers, the purchase price shall be $24.50 per Security, plus accrued interest, if any, to the Closing Date.

                                                                                  Principal Amount of
                                                                                      Securities
                                                                                         to be
Underwriter                                                                           Purchased(1)
-----------                                                                       -------------------
Wells Fargo Investments, LLC....................................................            875,000

TOTAL                                                                                  $135,000,000
                                                                                       ============